UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 19, 2015, the Board of Directors of Entercom Communications Corp. (the “Company”), upon the recommendation of the Compensation Committee of the Company’s Board of Directors, approved certain changes to the Company’s Non-Employee Director Compensation Policy (“Director Comp Policy”). The following is a summary description of the material changes to the Director Comp Policy. Reference is made to the complete text of the Director Comp Policy, which is filed as an exhibit to this current report on Form 8-K.

The revised Director Comp Policy increases the annual equity compensation from $35,000 in restricted stock to $60,000 in restricted stock. In addition, the revised Director Comp Policy increases the Committee Chair Fees as follows:

Committee Chair Fee:

•	Audit Committee Chair - $15,000 per year; and

•	Compensation Committee Chair - $12,500 per year.

•	Nominating/Corporate Governance Chair - $5,000 per year.

Item 2.02. Results of Operations and Financial Condition

On February 19, 2015, the Company issued a press release (the “Press Release”) announcing fourth quarter and year end 2014 results. Specifically, the Company announced that for the fourth quarter of 2014:

•	net revenues of $101.5 million;

•	station operating expenses of $63.5 million;

•	corporate general and administrative expenses of $6.5 million;

•	operating income of $28.5 million; and

•	net income of $10.9 million.

In addition, the Company announced that for the year ended December 31, 2014:

•	net revenues of $379.8 million;

•	station operating expenses of $259.2 million;

•	corporate general and administrative expenses of $26.6 million;

•	operating income of $85.6 million; and

•	net income of $26.8 million.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events

On February 17, 2015, the Company received a request for additional information and documentary material, often referred to as a “second request,” from the Department of Justice (the “DOJ”) in connection with the Company’s previously announced agreement (the “Stock Purchase Agreement”) with The Lincoln National Life Insurance Company (“Lincoln”) to acquire all of the outstanding shares of capital stock of Lincoln Financial Media Company from Lincoln (the “Transaction”). The second request was issued under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Consummation of the Transaction is conditioned on expiration of the waiting period applicable under the HSR Act.

Issuance of the second request extends the waiting period under the HSR Act until 30 days after both parties to the Stock Purchase Agreement have substantially complied with the second request, unless the waiting period is terminated earlier by the DOJ or the parties voluntarily extend the time for closing. The second request, however, may delay the consummation of the Transaction beyond the second quarter of 2015, as originally disclosed by the Company.

Forward-Looking Statements

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management. Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 9.01. Exhibits

(d)	Exhibits

Exhibit No.	Title

10.01	Entercom Non-Employee Director Compensation Policy.

99.1	Entercom Communications Corp.’s Press Release, issued February 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Stephen F. Fisher
Stephen F. Fisher
Executive Vice President and Chief Financial Officer

Dated: February 19, 2015

EXHIBIT INDEX

Exhibit No.	Title

10.01	Entercom Non-Employee Director Compensation Policy.

99.1	Entercom Communications Corp.’s Press Release, issued February 19, 2015.